SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                      HARDING LAWSON ASSOCIATES GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         Delaware                                                68-0132062
(State of Other Jurisdiction of                                 (IRS Employer
 Incorporation or Organization)                              Identification No.)

                               7655 Redwood Boulevard, Novato, California 94945
                    (Address of Principal Executive Offices)

          Harding Lawson Associates Group, Inc. 1998 Stock Option Plan
                      Non-Qualified Stock Option Agreement
                            (Full Title of the Plan)

                               Gregory A. Thornton
                   Vice President and Chief Financial Officer
                      Harding Lawson Associates Group, Inc.
                7655 Redwood Boulevard, Novato, California 94945
                     (Name and Address of Agent For Service)

                                 (415) 892-0821
          (Telephone Number, Including Area Code, of Agent For Service)


                                      CALCULATION OF REGISTRATION FEE

     Title of Each                                 Proposed                  Proposed
       Class Of                                     Maximum                   Maximum
      Securities              Amount               Offering                  Aggregate       Amount Of
         To Be                 To Be                 Price                   Offering      Registration
      Registered            Registered             Per Unit                    Price            Fee

    Common Stock
1998 Stock Option Plan        500,000               $6.50 (1)               $3,250,000        $903.50

Non-qualified Stock
 Option Agreement             100,000               $10.00                  $1,000,000        $278.00

(1) Estimated solely for the purpose of determining the registration fee, computed in accordance with Rule 457(h) and Rule 457(c) on the basis of the average of the reported high and low prices for the Common Stock on The
     Nasdaq National Market on April 8, 1999.


                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933 and the note to Part I of Form S-8.

                                     PART II
                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following  documents  filed by the  Registrant  with the Securities and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

     (a) Annual Report on Form 10-K for the fiscal year ended May 31, 1998 filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) Quarterly Report on Form 10-Q for the quarter ended August 31, 1998;

     (c) Quarterly Report on Form 10-Q for the quarter ended November 30, 1998;

     (d) Quarterly Report on Form 10-Q for the quarter ended February 28, 2999;

     (e) Current Report on Form 8-K dated October 2, 1998 regarding the resignation of Donald L. Schreuder as Chief Executive Officer.

     (f) Current Report on Form 8-K dated March 26, 1999 regarding the appointment of Robert L. Costello, Jr. as Chief Executive Officer.

     (g) The description of the Registrant's Common Stock contained in the Registration Statement on Form 10 filed on August 29, 1987 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Name Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     The Delaware General Corporation Law provides for the indemnification of officers and directors under certain conditions. The Restated Certificate of Incorporation and Bylaws of the Registrant permit indemnification of directors and officers to the maximum extent permitted by Delaware law. The Restated Certificate of Incorporation contains a provision which eliminates the personal liability of directors of the Registrant for monetary damages for certain breaches of fiduciary duty, as permitted by Section 102(b)(7) of the Delaware General Corporation Law. The Registrant has also entered into indemnification agreements with its executive officers and directors by which the Registrant has agreed to provide indemnification to them under certain circumstances. The Registrant has in effect director and officer liability insurance policies indemnifying the Registrant and the officers and directors of the Registrant and officers and directors of the Registrant's subsidiaries within specific limits for certain liabilities incurred by reason of their being or having been directors or officers. The Registrant pays the entire premium for these policies.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

                                  EXHIBIT INDEX

  Exhibit No.                 Exhibit Name

      5 Opinion of Counsel; Howard Rice Nemerovski Canady Falk & Rabkin, a professional corporation

     23.1    Consent of Ernst & Young LLP, Independent Auditors

     23.2    Consent of Counsel (See Exhibit 5)

     24      Power of Attorney (see signature pages)

     99.1    Harding Lawson Associates Group, Inc. 1998 Stock Option Plan

     99.2 Non-qualified Stock Option Agreement Between the Registrant and Robert L. Costello, Jr.

Item 9.  Undertakings.

     (a)      The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 13(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Novato, State of California, on April 8, 1999.

                                    HARDING LAWSON ASSOCIATES GROUP, INC.




                                    By /s/ Gregory A. Thornton
                                    Gregory A. Thornton
                                    Vice President and Chief Financial Officer


                                Power of Attorney

         Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Gregory A. Thornton and Patricia A. England with full power to act without the other, his/her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agents or any of them, or their or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                            Title                            Date

/s/ Robert L. Costello, Jr.  President and Chief Executive Officer        4-8-99
Robert L. Costello, Jr.     (Principal Executive Officer)


/s/ Gregory A. Thornton      Vice President and Chief Financial Officer   4-8-99
Gregory A. Thornton         (Principal Financial and Accounting Officer)


/s/ Richard D. Puntillo     Chairman of the Board of Directors            4-8-99
Richard D. Puntillo


/s/ Richard S. Harding      Director and Chairman Emeritus                4-8-99
Richard S. Harding


/s/ Ross K. Anderson        Director                                      4-8-99
Ross K. Anderson


/s/ James M. Edgar          Director                                      4-8-99
James M. Edgar


/s/ Stuart F. Platt         Director                                      4-8-99
Stuart F. Platt


/s/ Donald K. Stager        Director                                      4-8-99
Donald K. Stager

                                  EXHIBIT INDEX

Exhibit No.                                           Exhibit Name

    5 Opinion of Counsel; Howard Rice Nemerovski Canady Falk & Rabkin, a professional corporation

   23.1      Consent of Ernst & Young LLP, Independent Auditors

   23.2      Consent of Counsel (See Exhibit 5)

   24        Power of Attorney (see signature pages)

   99.1      Harding Lawson Associates Group Inc. 1998 Stock Option Plan

   99.2 Non-qualified Stock Option Agreement Between the Registrant and Robert L. Costello, Jr.